EXHIBIT 99.1

NEWS RELEASE

Broadcom Business Press Contact Bill Blanning Vice President, Global Media Relations 949-926-5555 blanning@broadcom.com	Broadcom Financial Analyst Contact T. Peter Andrew Vice President, Corporate Communications Investor Relations 949-926-5663 pandrew@broadcom.com

Broadcom Names Joan Amble to Its Board of Directors

IRVINE Calif. – May 29, 2009– Broadcom Corporation (Nasdaq: BRCM) today announced that its Board of Directors has elected Joan L. Amble, Executive Vice President and Corporate Comptroller of American Express Company, to the Broadcom Board of Directors.

Ms. Amble, 56, joined American Express, a financial services company, in December 2003. Prior to American Express, she served as chief operating officer and chief financial officer of GE Capital Markets, a service business within GE Capital Services, Inc., overseeing securitizations, debt placement and syndication, as well as structured equity transactions. From 1994 to March 2003, Ms. Amble served as vice president and controller for GE Capital Services where she was responsible for technical accounting and the internal control framework and strategy for GE’s financial services businesses. Prior to that post, Ms. Amble worked in various GE corporate positions and in 1992 was appointed chief financial officer of GE Capital’s Commercial Real Estate business.

Prior to joining GE, Ms. Amble worked for the Financial Accounting Standards Board from 1984 to 1989 and Ernst and Young LLP from 1977 to 1984.

Ms. Amble is also a director of SIRIUS XM Radio Inc., a satellite radio service company. She received a bachelor’s of science in Accounting from The Pennsylvania State University and is a certified public accountant.

“We are very pleased that Joan, with her years of expertise in finance and accounting, will be joining our board as we continue to build and strengthen our team of directors with seasoned executives possessing a range of key skills and insights,” said Scott A. McGregor, Broadcom’s President and Chief Executive Officer. “We look forward to Joan’s contributions as we seek to leverage our existing strengths for future opportunities.”

Broadcom’s Board of Directors now has eight members, of which seven are independent directors. The members of the Board are: Mr. McGregor; Chairman John E. Major; Ms. Amble; George L. Farinsky; Nancy H. Handel; Eddy W. Hartenstein; William T. Morrow; and Robert E. Switz. On May 14, former board member Alan ‘Lanny’ Ross retired from the board after serving as a director since 1995 and as Broadcom CEO and president from January 2003 to January 2005.

About Broadcom

Broadcom Corporation is a major technology innovator and global leader in semiconductors for wired and wireless communications. Broadcom® products enable the delivery of voice, video, data and multimedia to and throughout the home, the office and the mobile environment. We provide the industry’s broadest portfolio of state-of-the-art system-on-a-chip and software solutions to manufacturers of computing and networking equipment, digital entertainment and broadband access products, and mobile devices. These solutions support our core mission: Connecting everything®.

Broadcom is one of the world’s largest fabless semiconductor companies, with 2008 revenue of $4.66 billion, and holds over 3,300 U.S. and over 1,300 foreign patents, more than 7,500 additional pending patent applications, and one of the broadest intellectual property portfolios addressing both wired and wireless transmission of voice, video, data and multimedia.

A FORTUNE 500® company, Broadcom is headquartered in Irvine, Calif., and has offices and research facilities in North America, Asia and Europe. Broadcom may be contacted at +1.949.926.5000 or at www.broadcom.com.

Cautions regarding Forward Looking Statements:

All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Factors that may cause Broadcom’s actual results to differ materially from those expressed in forward-looking statements include, but are not limited to the list that can be found at http://www.broadcom.com/press/additional—risk—factors/Q22009.php.

Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of this date. We undertake no obligation to revise or update publicly any forward-looking statement, except as required by law.

Broadcom, the pulse logo, Connecting everything, and the Connecting everything logo are among the trademarks of Broadcom Corporation and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.